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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                     State of          Percent of Capital Stock
   Name Of Subsidiary              Incorporation      Owned At December 31, 1998
   ------------------              -------------      --------------------------
First National Bank of Joliet        Illinois                    100%

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